Exhibit 99.1
Sadot Group Inc. Appoints Claudio Torres as Vice Chairman of the Board to Bolster Global Expansion Strategy
BURLESON, TX / ACCESS NEWSWIRE / March 31, 2025 / — Sadot Group Inc. (Nasdaq: SDOT) ("Sadot Group", "Sadot" or the "Company"), a rapidly growing player in the global agri-food supply chain, is proud to announce the appointment of Claudio Torres as Vice Chairman of the Board of Directors, effective March 25, 2025. Mr. Torres, who previously joined the Board in February 2025, brings over 30 years of leadership across the global agriculture, food production, and supply chain sectors—including executive roles at industry powerhouses such as Monsanto, Syngenta, and Advanta Seeds.
This appointment marks the latest strategic leadership move by Sadot Group, following the previously announced appointment of Mark McKinney as Chairman of the Board. With decades of global experience and proven success scaling agri-businesses across six continents, Mr. McKinney, Mr. Torres and Ms. Jorge form a formidable leadership team, signaling Sadot’s aggressive push to scale operations and deliver shareholder value.
“These are not just leadership changes. This is a declaration that Sadot is playing to win,” said Kevin Mohan, Director and former Chairman of Sadot Group. “With Mark and Claudio now at the helm, we’re stacking the deck with elite operators who know how to scale businesses, execute cross-border strategies, and lead in complex global markets.”
Mr. Torres will take on an active role with the Company, leveraging his global network and deep expertise in seeds, ag-tech, and integrated food systems to accelerate Sadot’s global expansion initiatives. His decades of experience growing multinational agri-companies through both organic strategies and M&A will be invaluable as the Company continues to build out its presence across emerging and established markets.
“It’s an honor to step into the Vice Chairman role at a time when Sadot is evolving into a global force,” said Mr. Torres. “The fundamentals are strong, the leadership team is ambitious, and the mission is crystal clear. I look forward to working closely with Mark, Catia, and the entire Board to amplify Sadot’s reach and impact.”
This appointment reinforces Sadot Group’s commitment to assembling a world-class leadership team as it scales its presence across Africa, the Americas, Asia, and the Middle East/North Africa region. With a sharpened focus on operational excellence, strategic sourcing, and sustainable growth, Sadot is executing on its mission to reshape the global food supply chain.
About Sadot Group Inc.
Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.
Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.
Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates, South Korea and Zambia. For more information, please visit www.sadotgroupinc.com.

Forward-Looking Statements
This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
E - IR@sadotco.com